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                                                                   EXHIBIT 10.41

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            OF SAFESKIN CORPORATION

                                   RECITALS:

     A. Safeskin Corporation (the "Company") hereby establishes the Executive Deferred Compensation Plan of Safeskin Corporation (the "Plan") on the terms and conditions hereinafter set forth.

     B. The Plan is intended to qualify as a "top hat" plan maintained primarily for purposes of providing benefits for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I
                                    GENERAL

     SECTION 1.1 PURPOSE OF THE PLAN. The purpose of this Plan is to reward certain management and highly compensated employees of the Company who have contributed to the Company's success and are expected to continue to contribute to such success in the future. The Plan generally provides selected employees of the Company with the opportunity to defer a portion of their regular and/or incentive compensation on the terms and conditions set forth herein.

     SECTION 1.2 EFFECTIVE DATE. The effective date of the Plan is September 15, 1997.

     SECTION 1.3 GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II
                                  DEFINITIONS

     SECTION 2.1 ACCOUNT. Account means the account maintained by the Employer for each Executive in accordance with Section 3.2.

     Section 2.2 Base Salary. Base Salary means the base salary of each
Executive as of January 1 of each Plan Year (including for this purpose salary reduction contributions pursuant to this Plan and any Employer-sponsored plan governed by Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended.)
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     SECTION 2.3 BENEFICIARY. Beneficiary means the person or persons designated by a Participant as his or her beneficiary hereunder in accordance with the provisions of Article V.

     SECTION 2.4 BOARD. Board means the Board of Directors of the Company.

     SECTION 2.5 BONUS. Bonus means any cash bonus payable to an Executive with respect to services performed by the Executive during a Plan Year, regardless of whether the bonus is actually paid during such Plan Year.

     SECTION 2.6 CHANGE IN CONTROL. Change in Control means the happening of any of the following:

        (A) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

        (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

        (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     SECTION 2.7 COMMITTEE. Committee means the Compensation Committee of the Board.

     SECTION 2.8 COMPANY. Company means Safeskin Corporation.

     SECTION 2.9 DEFERRED COMPENSATION BENEFIT. Deferred Compensation Benefit has the meaning ascribed to it in Section 3.1(b)hereof.
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        SECTION 2.10  EMPLOYER.  Employer means the Company and any Subsidiary of the Company which, with the written consent of the Company, adopts the Plan.

        SECTION 2.11 EXECUTIVE DEFERRALS. Executive Deferrals has the meaning ascribed to it in Section 3.1(a) hereof.

        SECTION 2.12 EXECUTIVE. Executive means a management or highly compensated employee of the Employer designated by the Chief Executive Officer of the Company (subject to approval by the Committee) as eligible to participate in the Plan. The Committee may from time to time, in its sole discretion with or without cause, revoke an Executive's eligibility to participate in the Plan upon ninety (90) days' written notice; provided, however, that such revocation shall not reduce any Deferred Compensation Benefits to which the Executive may be entitled at the time of such revocation.

        SECTION 2.13 INSOLVENCY. Insolvency means, with respect to the Employer, (a) an adjudication of bankruptcy, (b) the assignment for the benefit of creditors of or by the Employer, (c) the subjection of any part of all of the property of the Employer to the control and direction of a receiver, which receivership is not dismissed within sixty (60) days of such receiver's appointment, or (d) the filing by the Employer of a petition for relief under any federal or other bankruptcy or other insolvency law or for an arrangement with creditors.

        SECTION 2.14 MATCHING CONTRIBUTIONS. Matching Contributions has the meaning ascribed to it in Section 3.1(b) hereof.

        SECTION 2.15 PARTICIPANT. Participant means any Executive who elects to participate in the Plan by making Executive Deferrals hereunder.

        SECTION 2.16 PAYMENT DATE(S). Payment Date(s) has the meaning ascribed to it in Section 3.1(d) hereof.

        SECTION 2.17 PLAN. Plan means the Executive Deferred Compensation Plan of Safeskin Corporation, as amended.

        SECTION 2.18 PLAN YEAR. Plan Year means the calendar year, except that the first Plan Year shall commence September 15, 1997 and end December 31, 1997.

        SECTION 2.19 SUBSIDIARY. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 2.20 UNFORESEEABLE EMERGENCY. Unforeseeable Emergency means an event which results (or will result) in severe financial hardship to the Participant as a consequence of an


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unexpected illness or accident of the Participant or a dependent of the
Participant (as determined under Section 152(a) of the Internal Revenue Code of 1986, as amended) or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant. Examples of what is not considered to be an Unforeseeable Emergency include the need to send a Participant's child to college and the desire to purchase a home.

                                  ARTICLE III
                         DEFERRED COMPENSATION BENEFITS

     SECTION 3.1    DEFERRED COMPENSATION BENEFITS

     (a) Executive Deferrals. From time to time but not less often than annually, each Executive may file written election with the Committee (in accordance with subparagraph (f) below) directing the Employer to reduce his Base Salary and/or Bonus as described herein and to credit the amount of any such reduction (the "Executive Deferrals") to the Account described in Section
3.2 as provided therein. Each Executive may defer up to 50% of his Base Salary and up to 100% of his Bonuses hereunder.

     (b) Employer Matching Contributions. From time to time, there shall be credited to the Account of each Executive an amount equal to a percentage of such Executive's Elective Deferrals, such percentage to be determined by the Committee in its discretion (the "Matching Contributions" and collectively with the Executive Deferrals, the "Deferred Compensation Benefits").

     (c) Vesting. The Executive shall at all times be 100% vested in Executive Deferrals credited to his Account, and termination of the Executive's employment with the Company for any reason shall not in any way diminish the Executive's right to such deferrals. The Executive shall become vested in Matching Contributions credited to his Account in accordance with such terms and conditions as the Committee may from time to time establish; provided, however, that the Executive shall become 100% vested in the non-vested portion of such Matching Contributions upon the occurrence of a Change in Control; except that the Executive shall not become vested upon the occurrence of a Change in Control to the extent such vesting would cause any portion of the Deferred Compensation Benefits to constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended. For purposes hereof, the Board shall determine in its sole discretion whether and to what extent any Deferred Compensation Benefits constitute "excess parachute payments" hereunder.

     (d) Payment Dates. Each deferral election described in subparagraph (a) above shall also contain the Executive's election regarding the time or times of the payment of the portion of his Deferred Compensation Benefits to which such election relates (the "Payment Date" or "Payment Date"); provided, however, that:

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          (i)  the Executive shall not be entitled to receive distribution of any portion of his Deferred Compensation Benefits prior to the earlier of
     (A) sixty (60) days after termination of the Executive's employment by the Employer for any reason, or (B) the Executive's attaining age fifty five
     (55); and

          (ii) if an Executive (as permitted by the Committee pursuant to subparagraph (e)(ii) below) elects to receive such Deferred Compensation Benefits in installment payments, all such installment payments must commence on the same Payment Date and must be payable over the same number of months.

     (e) Form of Payment. Each deferral election described in subparagraph (a) above shall also contain the Executive's election regarding the form of payment of the portion of his Account to which such election applies. In each election form, the Executive may elect to receive payment of the portion of his Account to which such election applies in one or a combination of the following forms:

          (i)  a lump sum payment; or

          (ii) to the extent permitted by the Committee in its discretion, in equal monthly installments over a period not exceeding sixty (60) months.

     (f) Deferral Elections; Modifications. Each deferral election described in subparagraph (a) above shall be made at such time and in such manner as determined by the Committee but in no event later than ten (10) days prior to the beginning of the calendar year for which it is to be effective; provided, however, that in the initial Plan Year, or the year in which an Executive first becomes eligible to participate in the Plan, such election may be made within thirty (30) days after the Plan becomes effective or the Executive becomes eligible to participate, as the case may be. Except as otherwise provided in the preceding sentence, an Executive may defer hereunder only Base Salary that is earned, and Bonuses that are fixed and paid, on and after the date the election is filed with the Committee. Unless otherwise provided herein or on an election form, (i) any elections made pursuant to subparagraphs (a), (d) and
(e) above shall remain in effect until changed or terminated by the Executive by written notice delivered to the Committee (in accordance with rules established by the Committee), and (ii) any elections made pursuant to subparagraphs (d) and (e) above shall be irrevocable as to any Deferred Compensation Benefits that accrue while such elections are in effect. Notwithstanding the foregoing:

                    (A) a deferral election pursuant to subparagraph (a) above shall automatically terminate on the earliest to occur of (1) the termination of the Executive's employment by an Employer for any reason,
     (2) the Insolvency of the Executive's Employer, (3) the determination by the Committee that the Executive is no longer eligible to participate in the Plan, (4) the termination of the Plan, or (5) a Change in Control; and

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               (B)  if permitted by the Committee in its discretion, an
          Executive may change any Payment Date(s) previously designated by the Executive pursuant subparagraph (d) above, provided that (1) the new Payment Date(s) must be later in time than the Payment Date(s) previously designated, (2) the Executive files an election designating the new Payment Date(s) not later than one year prior to the date the Executive would otherwise begin receiving Deferred Compensation Benefits hereunder, and (3) the new Payment Date(s) designated by the Executive otherwise comply with the requirements of subparagraph (d) above.

          SECTION 3.2 PARTICIPANT'S ACCOUNTS. Each Employer shall establish and maintain an Account for each Participant, which shall be credited for Executive Deferrals and Matching Contributions and debited for any distributions of Deferred Compensation Benefits. No Participant shall be entitled to interest or other earnings on amounts credited to his Account.

                                   ARTICLE IV
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

          SECTION 4.1  TIME AND MANNER OF PAYMENT.

          (a) Timing. Except as otherwise provided or permitted by the Plan, Deferred Compensation Benefits shall be paid (or commence to be paid) to the Participant on the Payment Date(s) specified in the Participant's deferral election form.

          (b) Form. Except as otherwise provided or permitted by the Plan, Deferred Compensation Benefits shall be paid to the Participant in the form specified in the Participant's deferral election form.

          (c) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Committee may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of such Participant's Account if the Committee determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need and shall not be permitted to the extent such need may be relieved through reimbursement or compensation or otherwise, by liquidation of the Participant's assets (to the extent liquidation would not itself cause severe financial hardship), or by the cessation of deferrals under the Plan.

          (d) Small Accounts. If a Participant's Account is less than $20,000 at the time of the termination of the Participant's employment by the Employer, such Participant's Deferred
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Compensation Benefits shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

     (e) Withholding. Because the Executive Deferrals are considered wages for purposes of the Federal Insurance Contribution Act (FICA), the Company shall withhold from a Participant's Base Salary or Bonus such amounts as are necessary to satisfy its withholding obligations thereunder as to such Executive Deferrals. In addition, the Employer shall deduct from any distributions hereunder any taxes or other amounts required by law to be withheld therefrom.

     SECTION 4.2 EXPENSES; LIABILITY FOR BENEFITS. The Company and each Subsidiary which adopts the Plan shall be liable for the payment of the Deferred Compensation Benefits which are payable hereunder to its employees and for its pro rata portion of the expenses of administering the Plan, as determined by the Committee.

                                   ARTICLE V
                                 BENEFICIARIES

     SECTION 5.1 BENEFICIARY DESIGNATIONS. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Committee) signed by the Participant and filed with the Committee prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant shall be his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provides to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Deferred Compensation Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons, unless the Participant's designation specifically provided to the contrary.

     SECTION 5.2 CHANGE IN BENEFICIARY. A Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. Any change in Beneficiary shall be made by giving written notice thereof to the Committee and any change shall be effective only if received by the Committee prior to the death of the Participant.

     SECTION 5.3 DISTRIBUTIONS TO BENEFICIARIES. The Beneficiary or Beneficiaries of a Participant shall be entitled to receive the unpaid Deferred Compensation Benefits to which the Participant was entitled at his death payable in a lump sum as soon as practicable following the date of the Participant's death.



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                                   ARTICLE VI
                                 MISCELLANEOUS


        SECTION 6.1 LIABILITY OF EMPLOYER. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

        SECTION 6.2 OWNERSHIP OF ASSETS; RELATIONSHIP WITH COMPANY. Notwithstanding anything herein to the contrary, Participants shall have no right, title or interest whatsoever in or to the Accounts or the Deferred Compensation Benefits. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        SECTION 6.3 NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan shall be construed as guaranteeing future employment to any Participant. Except as otherwise set forth in a written agreement, an Executive who elects to become a Participant continues to be an employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

        SECTION 6.4 PAYMENT TO GUARDIAN. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

        SECTION 6.5 ASSIGNMENT. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

        SECTION 6.6 SEVERABILITY. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdictions, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

        SECTION 6.7 TOP HAT PLAN. The Plan is intended to qualify as a "top hat" plan maintained primarily for purposes of providing benefits for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.


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                                  ARTICLE VII
                             ADMINISTRATION OF PLAN

     SECTION 7.1 ADMINISTRATION.

     (a) General. The Plan shall be administered by the Committee. The Committee shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, Executives, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. The Committee's determination of the rights of any employee or former employee hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Section 7.3 hereof.

     (b) Delegation of Duties. The Committee may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Deferred Compensation Benefits, to a named administrator or administrators.

     SECTION 7.2 REGULATIONS. The Committee may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and intepretations made by the Committee shall, subject only to the claims procedure outlined in Section 7.3 hereof, be final and binding on all persons.

     SECTION 7.3 ERISA PROVISIONS. The Committee shall determine the rights of any employee or former employee to any Deferred Compensation Benefits hereunder. Any employee or former employee who believes that he has not received the Deferred Compensation Benefits to which he is entitled under the Plan may file a claim in writing with the Committee. The Committee shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Committee's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

     A denial of a claim by the Committee, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

     (a)  the specific reasons for the denial;

     (b)  specific reference to pertinent Plan provisions on which the denial is based;
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     (c)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  an explanation of the claim review procedure.

     A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Committee a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Committee on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing.

     The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

     SECTION 7.4 REVOCABILITY OF COMMITTEE/COMPANY ACTION. Any action taken by the Committee or the Company with respect to the rights or benefits under the Plan of any employee or former employee shall be revocable by the Committee or the Company as to payments not yet made to such person, and acceptance of any Deferred Compensation Benefits under the Plan constitutes acceptance of and agreement to the Committee's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

     SECTION 7.5 AMENDMENT. The Board may at any time (without the consent of any Subsidiary which adopts the Plan) amend any or all of the provisions of this Plan, except that no such amendment may (a) reduce the balance of any Participant's Account upon a "Change in Control, without the prior written consent of such Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 7.5, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

     SECTION 7.6. TERMINATION. The Board, in its discretion (without the consent of any Subsidiary which adopts the Plan), may terminate this Plan at any time and for any reason



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whatsoever, except that no such termination may (a) reduce the balance of any
Participant's Account as of the date of such termination or (b) change the provisions of the Plan applicable to a Participant's Account upon a Change in control, without the prior written consent of such Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company pursuant to a resolution adopted by the Board of Directors. Subject to the foregoing provisions of this Section 7.6, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

     Executed this 15th day of September, 1997.

                                        SAFESKIN CORPORATION



                                        By:  /S/ David L. Morash
                                        ---------------------------------------
                                        Title:  Executive Vice President and
                                                Chief Financial Officer







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